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PROXY

                                                                  Exhibit 99.1

                              CLASS A COMMON STOCK
                      ASSOCIATES FIRST CAPITAL CORPORATION
                    P.O. BOX 660237, DALLAS, TEXAS 75266-0237

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates and appoints Chester D. Longenecker and Frederic C. Liskow, and each of them, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Class A Common Stock of ASSOCIATES FIRST CAPITAL CORPORATION which the undersigned is entitled to vote on all matters that come before the Special Meeting of Stockholders to be held on November 21, 2000, and any adjournments thereof.


                (Continued and to be signed on the reverse side)


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                                ASSOCIATES FIRST
                               CAPITAL CORPORATION
                              [THE ASSOCIATES LOGO]



   SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 21, 2000 - 9:00 A.M., CENTRAL TIME

      OMNI PARK WEST HOTEL - 1590 LBJ FREEWAY - FARMERS BRANCH, TEXAS 75234

                          VOTE BY TELEPHONE OR INTERNET
                             QUICK - EASY - IMMEDIATE

ASSOCIATES FIRST CAPITAL CORPORATION ENCOURAGES YOU TO TAKE ADVANTAGE OF TWO NEW COST-EFFECTIVE AND CONVENIENT WAYS TO VOTE YOUR SHARES.

                                      *OVER


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                                                                            3000

[x] PLEASE MARK YOUR VOTE AS
    IN THIS EXAMPLE.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

 1. PROPOSAL NO. 1 To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2000, by and among Associates, Citigroup Inc. and AFS Merger Sub, the merger of AFS Merger Sub, a subsidiary of Citigroup, with and into Associates in accordance with the terms of the merger agreement and the transactions contemplated by the merger agreement.

         FOR                    AGAINST                         ABSTAIN
         [ ]                      [ ]                             [ ]

Do you plan on attending the Special Meeting of Stockholders on November 21, 2000?

                    YES                 NO
                    [ ]                 [ ]

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized person. If a partnership, please sign in full partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE(S) _______________________________________________ DATE _____, 2000

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You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Dallas, Texas time on November 20, 2000.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 VOTE BY PHONE:                     ON A TOUCH-TONE TELEPHONE, DIAL
                                    1-877-PRX-VOTE (1-877-779-8683) FROM THE
                                    U.S. AND CANADA OR DIAL 201-536-8073 FROM
                                    OTHER COUNTRIES.

                                    You will be asked to enter the Voter Control
                                    Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                                        OR

 VOTE BY INTERNET:                  POINT YOUR BROWSER TO THE WEB ADDRESS:
                                    http://www.eproxyvote.com/afs
                                    Click on the "PROCEED" icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                                        OR

 VOTE BY MAIL:                      Mark, sign and date your proxy card and
                                    return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.